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                                                      Exhibit I


      25 Research Drive, Westborough, Massachusetts 01582
      ===================================================



                                   February 5, 1999


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

     Re: File No. 70-9417

Dear Commissioners:

     The Application/Declaration on Form U-1 and amendments thereto filed in the above proceeding were permitted to become effective by the Commission's Order dated January 27, 1999 (HCAR No. 26969). As counsel for the New England Electric System
(NEES) and Metrowest Realty LLC (the Property Company), I have reviewed the actions taken subsequent to my opinion dated January 22, 1999, to complete the transactions as contemplated in the
Statement:

     NEES made a capital contribution to Metrowest in the amount of one million dollars and open account advances of ten million dollars.

     The Property Company purchased two parcels of real estate from John Hancock Mutual Life Insurance Company.

     I have reviewed the above mentioned opinion, which was filed by amendment as Exhibit F to the Statement, and I hereby confirm the various opinions and statements contained therein. It is my further opinion that:

  (a) The foregoing transaction has been carried out in accordance with the Application/Declaration and the Commission's Order (HCAR 35- 26969) with respect thereto;

  (b) All state laws applicable to the transaction have been complied with;

  (c) The Property Company was validly organized and is duly existing;

  (d)     NEES legally acquired the interest in the Property
          Company;

  (e) The Property Company legally acquired the Service Building and the Headquarters Complex from John Hancock Mutual Life Insurance Company; and
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  (f)     The consummation of the transaction did not violate the
          legal rights of the holders of any securities issued by NEES, the Property Company, or any associate company thereof.

                                   Very truly yours,

                                   s/Robert King Wulff

                                   Robert King Wulff
                                   Corporation Counsel